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                                  GUARANTEE


                                     of


                        BIG FLOWER PRESS HOLDINGS, INC.


                                in favour of


                             BANKERS TRUST COMPANY

                           in respect of obligations
                          of BIG FLOWER LIMITED under
                              a Facility Letter
                           dated 18 September 1997

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    THIS GUARANTEE is made the 18 day of September 1997

    by

    (1)  BIG FLOWER PRESS HOLDINGS, INC. (the "Guarantor")

in favour of

    (2)  BANKERS TRUST COMPANY, at its branch in London, (the "Bank").

    WHEREAS, BIG FLOWER LIMITED, a company incorporated under the laws of England and Wales with its registered office at Broadwalk House, 5 Appold Street, London, EC2A 2HA, and Bankers Trust Company have entered into a Facility Letter, dated 18 September 1997 (as modified, supplemented or amended from time to time, the "Facility Letter"), providing for the making of Loans as contemplated therein;

    WHEREAS, it is a condition to the making of loans under the Facility Letter that the Guarantor shall have executed and delivered this Guarantee; and

    WHEREAS, the Guarantor will obtain benefits as a result of the loans made to the Borrower and to the Olwen Direct Mail Limited under the Facility Letter and, accordingly, desires to execute and deliver this Guarantee in order to satisfy the condition described in the preceding paragraph;

    NOW THIS GUARANTEE WITNESSES as follows:

    1.   Interpretation

    Terms defined in the Facility Letter shall, except as otherwise expressly provided herein or as the context otherwise requires, have the same meanings in this Guarantee (including, without limitation, the preamble and recitals hereto).

    2.   Guarantee

    The Guarantor, as primary obligor and not merely as surety, unconditionally and irrevocably:

         (a) guarantees to the Bank the due and punctual payment of any and all sums from time to time due from the Borrower under the Facility Letter and the due and punctual performance of each of the Borrower's other obligations under the Facility Letter, including, without limitation, the payment of all sums and the performance of all obligations due from the Borrower by virtue of its joint and several liability for the obligations of Olwen thereunder;

         (b) undertakes to pay to the Bank on demand any sum due from the Borrower under the Facility Letter which is unpaid; and

         (c) agrees to indemnify the Bank on demand against any loss incurred by the

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    Bank as a result of the Facility Letter or this Guarantee being or becoming, in whole or in part, void, voidable or unenforceable for any reason whatsoever, whether or not known to the Bank (the amount of such loss being the amount which the Bank would otherwise have been entitled to recover from the Borrower).

    3.   Preservation of Guarantee

    3.1 The Bank shall be at liberty without thereby affecting its rights hereunder or otherwise conferred by law at any time at its absolute discretion and with or without the assent or knowledge of or notice to the
Guarantor:

         (a) to give time to the Borrower or Olwen for the payment of all or any sums due or payable under the Facility Letter;

         (b) to neglect or forbear to enforce payment of all or any sums due or payable under the Facility Letter and (without prejudice to the foregoing) to grant any time or other indulgence or forbearance to and fail to assert or pursue or delay in asserting or pursuing any right or remedy against the Borrower or Olwen;

         (c) to accept, vary, exchange, renew, abstain from perfecting or release any security (other than this Guarantee) now held or to be held by it for or on account of any sums payable or expressed to be payable under the Facility Letter;

         (d)  to amend, add to or vary the terms of the Facility Letter; and

         (e) to compound with, accept compositions from and make any other arrangements with the Borrower or Olwen.

    3.2 This Guarantee and the rights of the Bank hereunder or otherwise conferred by law shall not be affected by the appointment of a receiver or liquidator or by any alteration of the Borrower's or Olwen's status or any defective or irregular exercise of the powers of the Borrower or Olwen to raise finance or by any other act or circumstance which (apart from this provision) would or might constitute a legal or equitable defence for or discharge of a surety or guarantor. This Guarantee may be called up and enforced without steps or proceedings first being taken against the Borrower or Olwen or the exercise of any remedy under the Facility Letter and the Guarantor irrevocably waives any right it may have of first requiring the Bank (or any trustee, agent or other person acting on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation the Borrower or Olwen) before claiming from the Guarantor under this Guarantee.

    3.3 Any unenforceability, illegality or invalidity of any obligation of any person (including without limitation the Borrower or Olwen) under the Facility Letter or any other document or security delivered in connection therewith shall not reduce, release or prejudice any obligation of the Guarantor under this Guarantee, which obligation shall remain in full force and effect notwithstanding any such unenforceability, illegality or invalidity.

    3.4 Where any discharge (whether in respect of the obligations of the Borrower or Olwen under the Facility Letter or any security for those obligations or otherwise) is made in

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whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored upon an insolvency or liquidation or any similar event, the liability of the Guarantor hereunder shall continue or be reinstated (as the case may be) as if such discharge or arrangement had not occurred. The Bank (or any trustee, agent or other person acting on its behalf) may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

    3.5 Until all amounts which may be or become payable by the Borrower or Olwen under or in connection with the Facility Letter have been irrevocably paid in full, the Bank (or any trustee, agent or other Person acting on its behalf) may:

         (i) refrain from applying or enforcing any other moneys, security or rights held or received by the Bank (or such trustee, agent or other Person) in respect of such amounts, or apply and enforce the same in such manner and order as it sees fit (whether against such amounts or otherwise)
     and the Guarantor shall not be entitled to the benefit of the same; and

         (ii) hold in a suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under the Guarantee, bearing interest at such market rates as the Bank shall reasonably determine.

    4.   Demand upon the Guarantor

    4.1 Any demand to be made by the Bank hereunder may be made on the Guarantor as provided in Section 13 hereof.

    4.2 The Bank shall not be required before exercising any of the rights, powers or remedies available to or conferred on it under the Guarantee or by law (a) to make any demand on or of the Borrower or Olwen, (b) to take any other action or obtain any judgment in any court against the Borrower or Olwen, (c) to make or file any action or proof in any winding-up, dissolution or other similar proceeding in respect of the Borrower or Olwen or (d) to enforce or seek to enforce any other security as may then have been granted or pledged in respect of the obligations of the Borrower or Olwen guaranteed hereunder.

    5.   Continuing Guarantee

    This Guarantee is a continuing guarantee and shall remain in force until any commitments under the Facility Letter shall have been terminated and all sums payable or expressed to be payable by the Borrower or Olwen under the Facility Letter have been paid in full. Any full or partial settlement or discharge between the Guarantor and the Bank entered into as a consequence of payment by the Borrower or Olwen of sums hereby guaranteed or any other act shall be conditional upon such payment or other act not being avoided or reduced by virtue of any provision of law or enactment (including, without limitation, any such relating to liquidation of the Borrower or Olwen) for the time being in force.

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    6.   Additional Security

    This Guarantee shall be in addition to and shall not be in any way prejudiced or affected by any collateral or other security hereafter held by the Bank for any or all the moneys payable or expressed to be payable by the Borrower or Olwen under the Facility Letter nor shall such collateral or other security or any lien to which the Bank may be otherwise entitled or the liability of any person or persons for all or any part of such moneys be in any manner prejudiced or affected by the Guarantee.

    7.   Non-Competition; Subrogation

    7.1 Unless and until all sums payable or expressed to be payable under the Facility Letter shall have first been completely discharged, the Guarantor shall not (a) be entitled as against the Bank by paying off all or part only of the moneys hereby secured or on any other ground to claim any set-off or counterclaim against the Borrower in respect of any liability on the part of the Guarantor to the Bank in respect of any payment by the Guarantor hereunder or (b) be entitled to claim or have the benefit of any set-off, counterclaim or proof against or dividend, composition or payment by the Borrower or any benefit of any security which the Bank may now or hereafter hold for such sums or to have any share therein or (c) claim payment of, or prove in any bankruptcy, winding-up, liquidation, composition or arrangement relating to the Borrower for, any other moneys for the time being due to the Guarantor from the Borrower or exercise any right or a remedy in respect thereof.

    7.2 If the Borrower or Olwen shall become bankrupt or go into liquidation or be wound up or enter into a composition or make any arrangements with its creditors, the Bank shall be at liberty to prove for the whole of the moneys so owing to it under the Facility Letter in priority to any right of proof on the part of the Guarantor and to accept any composition or any dividends or payments, as if this Guarantee had not been given, and to appropriate any such composition, dividends or payments in reduction of any obligation of the Borrower in priority to any claim by the Guarantor in respect thereof, and so that its right to recover from the Guarantor to the full extent of this Guarantee shall not be prejudiced and so that this Guarantee shall apply to and secure any ultimate balance which after receipt of such composition, dividends or payments may remain due and owing to it or them under the Facility Letter.

    7.3 Subject to Clauses 7.1 and 7.2 (including without limitation the complete payment and discharge of all sums payable under the Facility Letter), the Guarantor shall be fully subrogated, to the extent of its payments hereunder, to the rights under the Facility Letter of the Person for whose benefit such payment is applied.

    7.4 Following an Event of Default which is continuing any moneys obtained by the Guarantor from the Borrower prior to the complete payment and discharge of all sums payable under the Facility Letter, whether in breach of the provisions of this Guarantee or otherwise, shall be held by the Guarantor on trust to pay the same in or towards discharge of its obligations hereunder.

    8.   Representations

    8.1 In order to induce the Bank to enter into the Facility Letter and to make the loans

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as therein provided, the Guarantor represents and warrants to the Bank as follows:

         8.1.1 It is incorporated and existing under the laws of Delaware and has full power and authority to enter into, exercise its rights and perform and comply with its obligations hereunder;

         8.1.2 All actions and things required by its constitutional documents and applicable law to be taken, fulfilled and done (including the obtaining of any consents or the making of any registrations) in order to:

                   (a) enable the Guarantor lawfully to agree to be bound by, enter into, exercise its rights and perform and comply with its obligations hereunder;

                   (b) to ensure that those obligations are legal, valid, binding and enforceable; and

                   (c) to make this Guarantee admissible in evidence in the English courts have been taken, fulfilled and done;

         8.1.3 The obligations expressed to be assumed by the Guarantor hereunder are legal, valid, binding and enforceable;

         8.1.4 The Guarantor is not in default in respect of any obligation nor does any default exist in respect of, or under any agreement relating to, any of its indebtedness for or in respect of moneys borrowed or raised (whether as principal debtor or otherwise) which default has or could have an adverse effect on the Guarantor's ability to perform and comply with its obligations hereunder;

         8.1.5 No petition has been presented or meeting convened for winding up the Guarantor.

    8.2 Each of the representations made by the Guarantor in this Guarantee shall be deemed to be repeated by the Guarantor on the date a notice of drawing (as referred to in the Facility Letter) is issued by the Borrower or Olwen and on the date of any drawing by the Borrower or Olwen under the Facility Letter.

    9.   Covenants

    The Guarantor hereby agrees to comply with the covenants set out in Sections 8.01(g), 8.03, 8.09, 9.01 and 9.04 of the Credit Agreement as if the same were set out fully in this Guarantee.

    10.  Payments; Taxes; Indemnities

    Clauses 5.1, 5.2, 10.2 and 10.3 of the Facility Letter shall be incorporated herein as if each such Clause were set forth in its entirety herein, but as if references therein (i) to "the Borrower" were references to "the Guarantor", (ii) to "this letter" were references to "this Guarantee" and (iii) in the case of Clause 10.2, references to overdue sums were references to

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sums due hereunder.

    11.  Separability; Headings

    11.1 In case of any one or more of the provisions contained in this Guarantee shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

    11.2 The section headings herein and the Table of Contents are for convenience only and shall not affect the construction of this Guarantee.

    12.  Enforceability; Transfer of Rights

    This Guarantee shall take effect for the benefit of the Bank. The Bank may at any time assign or transfer all or any part of its rights or interests under or in respect of this Guarantee with the prior written consent of the Guarantor, which consent shall not be unreasonably withheld or delayed. The Guarantor may not assign or tranfer any of its respective rights, interests or obligations under or in resepect of this Guarantee to any person.

    13.  Notices

    Unless otherwise provided herein, any communication, demand or notice to be given hereunder will be duly given when delivered in writing or sent by telex (answerback received) to a party at its address below or by facsimile transmission. A communication, demand or notice given pursuant to this Guarantee shall be in English and addressed, until such party shall have notified the other parties of a change in address:

    If to the Guarantor:

         Big Flower Press Holdings, Inc.
         3 East 54th Street
         17th Floor
         New York
         NY10022

         Attention:
         Telex:
         Facsimile:


    If to the Bank:

         Bankers Trust Company
         1 Appold Street
         Broadgate
         London
         EC2A 2HE

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         Attention:     Alice Thompson
         Facsimile:     0171 982 1182

         with a copy to:
         BT Services Ireland Limited
         4th Floor, Abbey Court,
         Irish Life Centre
         Lower Abbey Street
         Dublin 1, Ireland

         Attention: Mr. Tom O'Doherty, Loans Administration
         Facsimile: 00 353 1 670 1708/9

         Any such communication, demand or notice shall be deemed received on the date of receipt, if delivered by hand, telex or facsimile transmission, or on the seventh Business Day following dispatch, if posted, except as otherwise provided therein.

    14.  Reinstatement of Obligation

    14.1 Any settlement or discharge between the Guarantor and the Bank shall be conditional upon no security or payment to the Bank by the Borrower, Olwen or the Guarantor or any other person on behalf of the Borrower, Olwen or, as the case may be, the Guarantor being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so avoided or reduced, the Bank shall be entitled to recover the value or amount of such security or payment from the Guarantor subsequently as if such settlement or discharge had not occurred.

    15.  Law

    This Guarantee shall be governed by and construed in accordance with English law.

    16.  Judgement Currency, Jurisdiction and Immunity.

    16.1 Any amount received or recovered by the Bank (whether under this Guarantee or otherwise) in respect of any sum expressed to be due to it from the Guarantor under this Guarantee in a currency (the "other currency") other than that in which the relevant obligation is expressed to be payable, whether as a result of, or enforcement of, a judgment or order of a court or tribunal of any jurisdiction, in the dissolution of the Guarantor or otherwise, shall only constitute a discharge of the Guarantor to the extent of the amount in the currency in which the relevant obligation is expressed to be payable which the Bank would be able to purchase in accordance with normal banking procedures with the amount so received or recovered in the other currency (after any premium and costs of exchange) on the date of that receipt or recovery (or, if it would not be practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that amount in the other currency is less than the amount in the currency in which the relevant obligation is expressed to be payable to the Bank, the Guarantor shall indemnify it against any loss sustained by it as a result.
In such event, the Guarantor shall

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also indemnify the Bank against the cost of making any such purchase.  These indemnities constitute a separate and independent obligation from the other obligations in this Guarantee, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Bank and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Guarantee or any judgment or order. No proof or evidence of any actual loss may be required other than proof of the actual amount in the currency in which the relevant obligation is expressed to be payable purchased by the Bank as mentioned above and the date upon which such purchase was effected.

    16.2 In relation to any legal action or proceedings arising out of or in connection with this Guarantee ("Proceedings"), the Guarantor irrevocably submits to the non-exclusive jurisdiction of the High Court of Justice in England. The Guarantor irrevocably waives any objection to Proceedings in any such court on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum. The submissions contained, and the taking of Proceedings in any of the jurisdictions referred to, in this
Section 16.2 shall not preclude any party from taking Proceedings in any other of such jurisdictions or in any other jurisdiction in which Proceedings may be commenced against the Guarantor.

    16.3 Without prejudice to any other permitted mode of service, the Guarantor agrees that service of any writ, notice or other document for the purpose of any proceedings in such courts shall be duly served upon it if delivered or sent by registered post to Broadwalk House, 5 Appold Street, London EC2A 2MA (marked for the attention of Jeffrey Sultoon) or such other address in England or Wales as the Guarantor may notify from time to time to the Bank.

    16.4 To the extent that the Guarantor may now or hereafter be entitled, in any jurisdiction in which Proceedings may at any time be commenced with respect to this Guarantee, to claim for itself or any of its properties, assets or revenues any immunity (sovereign or otherwise) from suit, jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from set-off, banker's lien, counterclaim or any other legal process or remedy with respect to its obligations under this Guarantee and/or to the extent that in any such jurisdiction there may be attributed to the Guarantor, any such immunity (whether or not claimed), the Guarantor hereby to the fullest extent permitted by applicable law irrevocably agrees not to claim, and hereby to the fullest extent permitted by applicable law irrevocably waives, any such immunity. The Guarantor irrevocably and generally consents in respect of any Proceedings anywhere to the giving of any relief or the issue of any process in connection with those Proceedings including, without limitation, the making, enforcement or execution against any property, assets or revenues whatsoever (irrespective of their use or intended use) of any order or judgment which may be made or given in those Proceedings.


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    IN WITNESS WHEREOF this Guarantee has been duly executed and is intended to be and is hereby delivered as a deed on the date first above written.

Executed as a deed by   )
BIG FLOWER PRESS        )
HOLDINGS, INC.          )

Executed as a deed by   )
BANKERS TRUST COMPANY   )

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